UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 31, 2017

AUTHENTIDATE HOLDING CORP.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2225 Centennial Drive
Gainesville, GA 30504
(Address and zip code of principal executive offices)

1-(888) 661-0225
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective as of January 31, 2017, Authentidate Holding Corp. (the “Company”) accepted a short term loan in the aggregate principal amount of $250,000 from Hanif A. Roshan, the Company’s Chief Executive Officer and Chairman of the Board. To evidence the loan, the Company issued Mr. Roshan a promissory note (the “Note”) in the aggregate principal amount of $250,000. The Note is an unsecured obligation of the Company and is not convertible into equity securities of the Company. The Note is due and payable on the 30-day anniversary of the issue date and interest shall accrue on the Note at the rate of 12.0% per annum. In addition, the Note also provides Holder with the right to exchange the principal amount of the Note (and unpaid interest thereon) into securities of the Company that it may issue in the next financing, as defined in the Note. The Note contains terms and events of default customary for similar transactions. The Company is using the net proceeds from the transaction for general business and working capital purposes.

The description of the terms and conditions of the Note does not purport to be complete and is qualified in its entirety by the full text of the form of the Note, which is filed as an exhibit to this Form 8-K.

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On January 31, 2017, the Company terminated its employment of Thomas P. Leahey, who had served as the Company’s interim chief financial officer, treasurer and principal accounting officer since March 3, 2016, effective immediately. The Company has not entered into any compensatory or severance arrangements with Mr. Leahey in connection with Mr. Leahey’s termination. As Mr. Leahey’s services were provided to the Company pursuant to an engagement agreement between the Company and Windham Brannon, P.C., the Company also terminated its agreement with Windham Brannon effective as of January 31, 2017.

In addition, on January 31, 2017, the Company determined to eliminate the position of Chief Operating Officer effective immediately. Accordingly, the Company’s employment of William P. Henry, who has been serving as the Company’s Chief Operating Officer since January 27, 2016, terminated effective as of January 31, 2017. Pursuant to compensatory arrangements previously entered into between the Company and Mr. Henry, Mr. Henry may be entitled to certain severance payments and benefits following the termination of his employment. As of the date of this Current Report on Form 8-K, the Company has not entered into any new agreements with Mr. Henry pertaining to any post-employment compensation arrangements. Upon the Company’s entering into any such arrangements in the future, the material terms of such arrangements will be disclosed in a subsequent filing. Mr. Henry, who has also served as a member of the Company’s Board of Directors since June 18, 2015, continues to remain on the Board of Directors at the present time.

(c)       On January 31, 2017, the Company appointed Hanif A. Roshan, who currently serves as the Company’s Chief Executive Officer and Chairman of the Board, as its interim Principal Accounting Officer, effective immediately. Mr. Roshan shall serve in this capacity until such time as the Company appoints a new Chief Financial Officer. Mr. Roshan has served as the Company’s Chief Executive Officer since August 7, 2016 and will continue in this role. The information required by Item 401(b), (d) and (e) and Item 404(a) of Regulation S-K and Item 5.02(c)(3) of Form 8-K is disclosed in and incorporated herein by reference from the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2016. No new compensatory or severance arrangements were entered into in connection with Mr. Roshan’s appointment as interim Principal Accounting Officer.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is attached to this Form 8-K:

Exhibit No.	Description
4.1	Form of Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By: /s/ Hanif A. Roshan
Name: Hanif A. Roshan
Title: Chief Executive Officer
Date: February 6, 2017

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Note

4